Exhibit 99

CONTACTS:
	Investors:	REGIS CORPORATION:
Paul D. Finkelstein — Chairman, President & CEO
Randy L. Pearce — Executive Vice President, CFO
Kyle P. Didier — Vice President, Finance
(952) 947-7000
For Immediate Release
	Media:	BERNS COMMUNICATIONS GROUP:
Melissa Jaffin/Michael McMullan
(212) 994-4660

REGIS BOARD OF DIRECTORS ELECTS PAUL D. FINKELSTEIN CHAIRMAN
-Former Chairman Myron Kunin Elected Vice Chairman-

     MINNEAPOLIS, May 6, 2004 — Regis Corporation (NYSE:RGS), the global leader in the $140 billion hair care industry, today announced that its Board of Directors elected Paul D. Finkelstein, to immediately succeed Myron Kunin as Chairman of the Board. Mr. Finkelstein will continue to serve as President and Chief Executive Officer. Mr. Kunin resigned as Chairman of the Board of Directors and was elected Vice Chairman, a newly-created position.

     Mr. Finkelstein has served as Chief Executive Officer of Regis Corporation since 1996, and has served as the Company’s President since 1987. Since joining the Company in 1987, Mr. Finkelstein has been instrumental in growing the Company from 659 salons with annual revenues of $172 million, to over 10,000 salons, with projected annual revenues of $1.9 billion in fiscal 2004.

     Myron Kunin commented, “As a Regis Corporation shareholder and a descendent of the founders of the Company, it is important that Regis continues to be led by someone with a deep understanding of our corporate culture and the salon industry. Therefore, I am pleased that the Board of Directors elected Paul Finkelstein as Chairman. I am confident that Paul’s corporate vision and strong leadership will drive growth for years to come.”

     “In the last fifty years, Myron Kunin built Regis Corporation from a small group of department store salons into the largest owner, operator and franchisor of hair salons in the world,” commented Paul D. Finkelstein. “We are gratified that Regis Corporation will continue to benefit from Myron’s insight as he serves the Company as Vice Chairman of the Board of Directors.”

     Regis Corporation, a Fortune 1000 company, is the largest owner, operator and franchisor of hair and retail product salons in the world. The Company operates and franchises over 10,000 salons utilizing several concepts including: Supercuts, Jean Louis David, Vidal Sassoon, Regis Salons, MasterCuts, Trade Secret, SmartStyle and Cost Cutters. These salons are located in the United States, Canada, France, Italy, United Kingdom, Spain, Germany, Belgium, Switzerland, Poland and Puerto Rico.

     Regis Corporation is headquartered in Minneapolis, Minnesota. The Company’s common stock is traded on the New York Stock Exchange under the symbol RGS. For additional information about the Company, including a reconciliation of non-GAAP financial information and our current financial outlook, please visit the Investor Information section of the corporate website at www.regiscorp.com.

This press release contains “forward-looking statements” within the meaning of the federal securities laws, including statements concerning anticipated future events and expectations that are not historical facts. These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward—looking statements in this document reflect management’s best judgment at the time they are made, but all such statements are subject to numerous risks and uncertainties, which could cause actual results to differ materially from those expressed in or implied by the statements herein. Such forward-looking statements are often identified herein by use of words including, but not limited to, “may,” “believe,” “project,” “forecast,” “expect,” “estimate,” “anticipate,” and “plan.” In addition, the following factors could affect the Company’s actual results and cause such results to differ materially from those expressed in forward-looking statements. These factors include competition within the personal hair care industry, which remains strong, both domestically and internationally, and price sensitivity; changes in economic condition; changes in consumer tastes and fashion trends; labor and benefit costs; legal claims; risk inherent to international development (including currency fluctuations); the continued ability of the Company and its franchisees to obtain suitable locations and financing for new salon development; governmental initiatives such as minimum wage rates, taxes and possible franchise legislation; the ability of the Company to successfully identify and acquire salons that support its growth objectives; or other factors not listed above. The ability of the Company to meet its expected revenue growth is dependent on salon acquisitions, new salon construction and same-store sales increases, all of which are affected by many of the aforementioned risks. Additional information concerning potential factors that could affect future financial results is set forth the Company’s Annual Report on Form 10-K for the year ended June 30, 2003 and included in Form S-3 Registration Statement filed with the Securities and Exchange Commission on January 31, 2003. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. However, your attention is directed to any further disclosures made in our subsequent annual and periodic reports filed or furnished with the SEC on Forms 10-K, 10-Q and 8-K and Proxy Statements on Schedule 14A.

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